Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of Vista Oil & Gas, S.A.B. de C.V. of our report dated January 23, 2019 relating to the financial statements of APCO Oil & Gas International, Inc. (Argentina Branch), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ezequiel Luis Mirazón
Ezequiel Luis Mirazón (Partner)

/s/ Price Waterhouse & Co. S.R.L.
Price Waterhouse & Co. S.R.L.

Buenos Aires, Argentina July 18, 2019